EXHIBIT 10.37

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and between ARLENE M. MORRIS (“Executive”) and Affymax, Inc. (the “Company”), effective as of September 23, 2010 (the “Effective Date”).

WHEREAS, the Company retains the services of Executive pursuant to that certain Employment Agreement dated December 17, 2008 (the “Employment Agreement”), and the Company and Executive wish to amend the Employment Agreement as set forth below;

WHEREAS, the Company desires to continue to employ Executive pursuant to the Employment Agreement, as herein amended;

WHEREAS, Executive wishes to continue to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits under the Employment Agreement, as herein amended; and

WHEREAS, Section 9.4 of the Employment Agreement provides that it cannot be modified or amended except in a written instrument approved by the Company’s Board of Directors and signed by Executive and a duly authorized member of such Board.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.             Clause (iv) of Section 7.5 of the Employment Agreement is hereby amended by replacing the phrase “one (1) year” with the phrase “thirty-six (36) months.”

2.             In all other respects, the Employment Agreement shall remain unchanged by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates written below.

ARLENE M. MORRIS	AFFYMAX, INC.

/s/ Arlene M. Morris	By:	/s/Paul B. Cleveland

Date: 9-23-2010	Its: EVP, Corporate Development & CFO

Date: Sept. 23, 2010